Filed Pursuant to Rule 433 of the

Securities Act of 1933, as amended

Registration Statement No. 333-192476

Free Writing Prospectus dated February 3, 2014

Fantex, Inc.

Beginning on January 29, 2014, Fantex, Inc. Chief Executive Officer, Cornell “Buck” French, participated in interviews with several media outlets. These interviews were broadcast, either live or taped, in part or in whole, and via radio, television or the internet by each of Bloomberg TV, KBME Sports Talk790, CBS Sports.com, Mike Dempsey Show, Sports Talk Network Sports Radio/Syndicated, CBS Sports STL Radio, The Horn, and Sid Rosenberg Show (collectively, the “Broadcasts”). Each of the Broadcasts reference an initial public offering (the “Offering”) of the Fantex Series Vernon Davis Convertible Tracking Stock (“Fantex Series Vernon Davis”) of Fantex, Inc. (referred to in this filing as “we,” “us” or the “Company”), which Offering is covered by the Registration Statement on Form S-1 (File No. 333-192476), as amended (the “Registration Statement”), that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended and quotes certain statements made by Cornell “Buck” French, the Chief Executive Officer of the Company. However, and as described further below under “Corrections and Clarifications,” the Broadcasts contains certain factual inaccuracies and inconsistencies with the information contained in the Registration Statement.

The broadcast transcript attached as Annex A was originally broadcast by Bloomberg TV (the “Bloomberg TV Broadcast”) on January 29, 2014, the broadcast transcript attached as Annex B was originally broadcast by KBME Sports Talk790 (the “KBME Broadcast”) on January 30, 2014, the broadcast transcript attached as Annex C was originally broadcast by CBS Sports.com (the “CBS Sports Broadcast”) on January 30, 2014, the broadcast transcript attached as Annex D was originally broadcast by Mike Dempsey Show (the “Mike Dempsey Show Broadcast”) on January 30, 2014, the broadcast transcript attached as Annex E was originally broadcast by Sports Talk Network Sports Radio/Syndicated (the “Sports Talk Network Broadcast”) on January 30, 2014, the broadcast transcript attached as Annex F was originally broadcast by CBS Sports STL Radio (the “CBS Sports Radio Broadcast”) on January 30, 2014, the broadcast transcript attached as Annex G was originally broadcast by The Horn (the “Horn Broadcast”) on January 30, 2014, the broadcast transcript attached as Annex H was originally broadcast by Sid Rosenberg Show (the “Sid Rosenberg Broadcast”) on January 30, 2014 and the broadcast transcript attached as Annex I was originally broadcast by Bloomberg Radio (the “Bloomberg Radio Broadcast”) on January 30, 2014.

The Broadcasts were not prepared by or reviewed by the Company or any other offering participant prior to their publication. The publishers of the Broadcasts are not affiliated with the Company. The Company made no payment and gave no consideration to the publishers in connection with the Broadcasts or any other Broadcasts by the publishers concerning the Company. With the exception of statements of Mr. French or derived from the Company’s Registration Statement, the Broadcasts represented the authors’ opinions and the opinions of others, which are not endorsed or adopted by the Company or any other offering participant.

You should consider statements in the Broadcasts or contained herein only after carefully evaluating all of the information in the Company’s Registration Statement and the other documents incorporated by reference into such Registration Statement.

Corrections and Clarifications

For purposes of correction and clarification, the Company notes the following:

•      During the KBME Broadcast, Mr. French states that “So, currently there’s two, Arian Foster, who postponed when he got hurt and Vernon Davis who, actually, we opened today,” and “the shares are priced at ten dollars per share, and people can reserve those and then (inaudible)  the security becomes finalized with the SEC, those orders will be finalized and people can then trade.” The Company notes that Fantex Series Vernon Davis was opened on January 30, 2014 for reservations. Promptly after the Company and the underwriters request the SEC to declare this registration statement effective, Fantex Brokerage Services LLC (“FBS”), the exclusive trading platform for tracking stocks that are issued by the Company, will provide an electronic notice to potential investors, at the email address on file with FBS, that such request for effectiveness has been made. Once the registration statement is effective, FBS will send a second electronic notice informing potential investors that the registration statement is effective and that FBS may accept reservation in as little as three days.  Potential investors may modify or withdraw any reservations made until such reservations are accepted by FBS.

•      During the Sports Talk Network Broadcast, Mr. French states that “Fantex Vernon Davis, which is a security—A registered security with the SEC that’s linked to the value and performance of the Vernon Davis brand.”  The Company clarifies that a registration statement relating to the shares of Fantex Series Vernon Davis has been filed with the SEC but has not yet become effective.

•      During the Horn Broadcast, Mr. French notes that “today we opened up at Fantex.com for the first time to offer shares that are linked to the value and performance and the brand of Vernon Davis, so, they’re available (inaudible).” As noted above, on January 30, 2014, the Company began accepting reservations for Fantex Series Vernon Davis. The Company has filed a registration statement relating to the shares of Fantex Series Vernon Davis with the SEC, but the registration statement has not yet become effective.  Potential investors may modify or withdraw any reservations made until such reservations are accepted by FBS following effectiveness of the registration statement.

Forward-Looking Statements

This free writing prospectus contains forward-looking statements. Forward-looking statements reflect the Company’s current views with respect to, among other things, future events and performance. These statements may discuss the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, expectations regarding the commencement or completion of the offering, future brand income under the Company’s brand contract with Mr. Davis, longevity of Mr. Davis’s career, the ability to contribute to Vernon Davis’s efforts to build brand value, the attribution policies with respect to the Company’s series of common stock, results of operations, expectations for the use of the net proceeds from the Offering, financial condition, liquidity, prospects, growth and strategies, plans, market opportunities and the trends that may affect the Company or Vernon Davis. The Company generally identifies forward-looking statements by words such as “expect,” “believe,” “continue,” “may,” “might,” “will,” “would,” “should,” “can have,” “can help,” “likely” or the negative version of these words or comparable words. Forward-looking statements are based on beliefs and assumptions made by management using currently available information. These statements are only predictions and are not guarantees of future performance, actions or events. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management’s underlying beliefs and assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. The Company expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

The Company has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. This investment is complex, risky and speculative. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 866-315-3482. This is not an offer to sell, nor a solicitation of an offer to buy, to residents of any state in which registration and other legal requirements have not been fulfilled.

Annex A

Transcript of Bloomberg TV interview with Erik Shatzker and Stephanie Ruhle

MEDIA:	Television
STATION:	BLOOMBERG
DATE:	01/29/14
PROGRAM:	Market Makers

Erik Shatzker, Co-Host:

This may change the way you watch pro football games forever, a startup called Fantex wants to sell stock tied to future earnings of NFL players and the first player set for an IPO, none other than San Francisco 49ers tight end Vernon Davis. With us now the CEO of Fantex, Buck French.

Buck French, that’s a great handle.

Stephanie Ruhle, Co-Host:

Best name ever.

Shatzker:

Great to have you here.

Buck French, CEO, Fantex:

Appreciate that.

Shatzker:

Let’s talk about this idea of yours, to sell shares in a single player. Now this came up a few months ago, Adrian Foster was the guy in whom you wanted to sell shares first. He got injured. Kind of makes it tough. Isn’t that a huge cautionary tale for this plan with Vernon Davis?

French:

I mean absolutely, injuries are a risk for any individual playing in the National Football League. But at the end of the day, there’s different degrees of injury versus catastrophic, obviously, versus normal wear and tear of an NFL player.

Shatzker:

So what if you were—I mean, this is a—it creates some complicated incentives. Okay, let’s say you are RG III, alright, let’s say because we were just talking about the Redskins and the tiger…

Ruhle:

And I love—my husband loves him some RG III.

Shatzker:

But let’s say you’re RG III, right, and you’ve raised some money by selling shares in yourself and your future income. And you want to play, just like he did; now he was taken out. But if you’re that much more forceful about wanting to play because there’s some personal benefit in it for you, doesn’t that kind of mess up the incentives in football to do the right thing?

Ruhle:

Mmm hmm.

French:

I do not think so.

Shatzker:

Apparently not.

French:

You know one, we aren’t working with RG III.

Shatzker:

I’m sure you’d like to though.

French:

But two, he got paid either which way. And so really, you are really not investing directly in a human being obviously. What you are investing in is a contract that we’ve signed with the player that is tied to their future income stream. So, the real question is, from an investor standpoint, is RG III still being paid? And in this case, he was. And so your revenue streams would still be coming in.

Ruhle:

Do you have any players playing this weekend in the Super Bowl and how can they make out?

French:

So the only two players that we’ve announced are, Arian Foster, which we’ve postponed his offering because of injury, and Vernon Davis, which were opening his reservations tomorrow, on Fantex.com.

Shatzker:

How does this work? This is one thing that every prospective investor to understand. You are going to sell, in theory, $4.2 Million worth of stock in Vernon. How does—is he going to get most of that money?

French:

Correct.

Shatzker:

You’re gonna get how much?

French:

There’s a five percent transaction fee, underwriting fee that gets split with our qualified investor.

Shatzker:

So he pretty much gets $4 million bucks?

French:

Correct, yes.

Shatzker:

Does he then have to—do the investors then get $4 million. Is it like a literary advance, he earns the $4 million bucks, that goes back to the investors?

French:

So uh, no, so what the investor is investing in is a Fantex Inc. tracking stock, which is linked to the value and performance of that contract that we’ve signed with Vernon Davis. So they’re not investing directly…

Shatzker:

So he gets $4 million bucks and owes investors nothing effectively?

French:

He owes Fantex ten percent of every dollar that he earns in the future, based on the definition of his brand. Which in turn, the security the investor’s buying is linked to that cash flow stream. So…

Shatzker:

But the invest—it’s a tracking stock, the investors actually see that dough.

French:

No, no, we absolutely intend to pay off dividends.

Shatzker:

Okay, so it is more than just a tracking stock then?

French:

It’s—any tracking stock can pay out dividends. In the tracking stock really is linked to the asset, in this case the contract that we’ve signed with Vernon Davis. And as that asset accrues value, whether it’s through accumulation of cash on a balance sheet or what have you.

Ruhle:

So, is it like a bond?

French:

It is not a bond. It’s a common stock of Fantex Inc. But tracking stocks were more popular in the mid to late 90s. They’re not as popular now. Really what a tracking stock does is it tracks a specific asset of a business. But it is still Fantex Inc. stock.

Shatzker:

And it’s more than…

Ruhle:

Alright hold on, sorry.

Shatzker:

It’s more than just their salary right?

French:

Correct.

Shatzker:

It is more than what they get paid for being on the field. It includes their endorsement income as well?

French:

Endorsement income as well as potential income in their post career.

Ruhle:

Are you working on your relationship with the NFL, the Players Association? When we first looked at Fantex, I know there wasn’t a relationship, but now some time has passed. Where do you stand?

French:

So we have absolutely spent time with the NFL Players Association because we are working with the player’s side. We still have not spoken to anyone directly about this at the NFL.

Ruhle:

That for me is a hard one to get my head around. Why aren’t—I’m not saying that they need to endorse this or they need to get a cut. Why aren’t you talking to the NFL?

French:

Why?

Shatzker:

You don’t need their blessing.

French:

We are talking to the Players Association. We don’t need their blessing and we’re talking to the Players Association who works directly with the players.

Shatzker:

So if this works out, right, if this deal for Vernon Davis works out, he gets his $4 million bucks, the tracking stock functions as designed, he doesn’t have some career ending injury and all his endorsements evaporate overnight—obviously that’s what you’re hoping for. Where does it go from there? Is it just NFL players that you want to sign up? Are you looking at other sports, baseball, basketball, hockey, golf? Where does it go?

French:

All of the above. So our goal is absolutely to work with other brands across the world of sports. So golf, football, we just announced yesterday that Jack Nicklaus joined our advisory board.

Ruhle:

You got John Elway.

French:

John Elway is on our board of directors. So our goal is to work, not only across the world of sports, but also into the entertainment sector as well.

Ruhle:

I like it. Business of sports.

Shatzker:

I’m confused about one thing.

French:

Sure.

Shatzker:

The allegiances right. There is a rule in life, really, that it’s pretty hard to work for two masters. If you’ve got a bunch of shareholders to whom you are kind of responsible, and you’ve got a team and a bunch of other players to whom you’re also responsible, which comes first?

French:

So the athlete’s responsibility is to the contract he signed with Fantex, not to shareholders. My responsibility is to the shareholders of Fantex. So those who buy into the tracking stock, then as the CEO of Fantex Inc. my job is to make sure that they are taken care of.

Ruhle:

In life, you can’t have two masters. I hope my children aren’t watching. Buck, thank you so much for joining us. Buck French, he’s the CEO of Fantex.

* * * * *

Annex B

Transcript of KBME Sports Talk790 interview with Lance Zierlein and Adam Clanton

STATION:	KBME
DATE:	01/30/14
PROGRAM:	KBME Lance Zierlein and Adam Clanton

Adam Clanton, Co-host:

As we get into hour number two, Adam Clanton and Lance Zierlein with you and Lance, a very special guest, very ironic guest, giving what has happened lately with Arian Foster—

Lance Zerlein, Co-host:

Oh, yeah we are going to find out, Buck French, joins us right now with the CEO of Fantex and—Buck, when the story came out that Arian Foster was going to—I guess his, career was going to be a stock that could be traded, we talked about in Houston, we didn’t really understand the concept necessarily at the time and we read some articles about it, but tell everyone listening right now, what exactly Fantex is about, how did you come up with that—the idea?

French:

Sure, so Fantex works with professional athletes and entertainers, and our goal is to help them build their brands and part of that is, we buy a percentage of their future income stream, we evaluate today, we sign a contract in order to buy that income stream and then we turn it into a security that we sell through Fantex.com to the public, to help fund the acquisition of the contract. So, in the end, what happens is we sell shares out to the general public we create an ownership interest that’s linked to the evaluate performance of the contract we signed with the athletes, so that they can hopefully help become advocates for the brand.

Zerlein:

Now we obviously know about Arian Foster, how many athletes are currently participating?

French:

So, currently there’s two, Arian Foster, who postponed when he got hurt and Vernon Davis who, actually, we opened today. We can actually reserve shares and (inaudible) stock that is going into Vernon’s brand.

Zerlein:

So, what’s he trading at?

French:

People are ordering them now, so once all the shares get—reserved we’ll close the transaction (inaudible) SEC allows us to, and then they’ll trade in a secondary market on Fantex.com.

Clanton:

I’m kinda wanting to know, like—behind the scenes, how this became to be and how you got the clearances and all that kind of stuff, tell us a little bit about that.

French:

So, basically it’s been almost two years to the day, full-time. The initial concept came up from my fellow co-founder, Dave Burn. He came up with the idea—this is our second company together and we believe we could do it, we just then had to engaged basically lawyers and work with the SEC and financial regulatory authority to get all the necessary approvals, we’ve done so and today actually is kind of ironic, it’s—it literally—people can do it from first time (inaudible).

Clanton:

How does somebody like—your sitting there, I wanna buy stock in Arian Foster, I wanna buy stock in Vernon Davis, what’s the process?

French:

So, you’d to Fantex.com, you’d create an account. It’s just like creating any brokerage account, and you just can then just go on and reserve how many shares you want. All the shares are priced at ten dollars per share, and people can reserve those and then (inaudible) the security becomes finalized with the SEC, those orders will be finalized and people can then trade.

Clanton:

Okay, I gotta ask, you know because of what just recently happened with Arian Foster, when you see something like that, is it kind of—I’m not talking about the injury, I’m talking about the personal stuff, you know—you know what I mean? This kind of stuff happens with athletes, I mean, it’s not—you have to—

Zerlein:

Yeah, but with information—When I had stocks, anytime an earnings report comes out, it’s going to have a direct impact on how stocks goes.

French:

Absolutely.

Zerlein:

So, personal information come out, if something happens in an athletes personal life, a guy who’s being traded—I know you had Arian, you postponed everything but how is that going to—I mean, would you anticipate that’s going to have a big impact on his stock?

French:

I think any information that comes out that people perceive as damaging his future potential income stream, will impact the value of the stock.

Zerlein:

I mean, it’s just that simple; this is just like the stock market.

French:

No

Zerlein:

It is the stock market,

French:

It’s a different type, but yes, it’s a stock market where it’s a different type of security than the one people are normally used to being able to purchase.

Zerlein:

So, where do you wanna go with Fantex, we know about Arien Foster, we know about Vernon Davis, but obviously you have much grander plan for Fantex. So, where do you see this in a year, in two years, what’s the big picture for your company?

French:

So, our goal is to work with athletes across—you know the world of sport and internationally, as well has entertainers, we we’re starting to make progress in that vein, so we just announce, Jack Nicklaus, joined our advisory board, known legendary golfer. So, he’ll provide us obviously great insight on brand building, as well on the golf world.

Clanton:

Have any athletes reached out to you? And like—heard about Arian, or heard about Vernon, and said, you know— on a surface approach, what is this about?

French:

Absolutely, I mean, we’ve—we’ve talked to—we both go out and talk to athletes and athletes have called us (inaudible) the announcement. And our goal is to find those unique multidimensional type individuals that have the potential for a post career.

Zerlein:

Fantex.com, Fantex.com, if you wanna see it, F-A-N-T-E-X.com and you can check out the website for yourself, you can find out how it works. Buck French, joins us right now who is the CEO and Co-Founder of Fantex. So, the publicity that you guys received, obviously, was really a big deal, you—that’s going to help—how do you continue to market your company because start up business, you’re going to have to at some point, you’re gonna have to have something hit big or it’s gonna have to take up—you had Arian Foster, we know with about (inaudible), now you have Vernon Davis; Vernon Davis goes off in the Super Bowl and wins Super Bowl MVP, do you have any kind of agreement with Vernon instead of the whole going to Disneyland, “Hey, I’m going to Fantex, go buy my— go get my IPO.”

French:

Vernon can’t talk about Fantex, right now, because we’re in the offering period. So, it’s one of those unique situations from a regulatory stand point.

Clanton:

You can’t tell me anyway because I guess he’ll be insider trading anyway, so you couldn’t tell me that anyway. I gotta remember the rules here.

Zerlein:

(Inaudible) put in jail

French:

Exactly, I appreciate that. So, we’re actually—we will market the security, follow the rules properly, next week we’re actually kicking off, you know, in traditional (inaudible) people would say, a road show, where you go around institutional investors, instead, we’re actually gonna kick off a road trip. And we’ve got the old Madden cruiser, and we’re actually gonna start in San Francisco and we’re gonna do a road trip across the country going city to city, and actually to educate people about what we’re about. And invite them to come down and talk to us.

Clanton:

I’ll ask you point blank, how bad do you want a guy like Johnny Manziel?

French:

We look to work with a whole host of different athletes that are multidimensional, I would say that.

Clanton:

The younger the better, though? On terms of earning potential

Zerlein:

Yeah, that’s true.

French:

Of course, of course, I mean within limits which I think that at end of the day (inaudible) starting out their career provides different type of opportunity and risk, also, as opposed to someone who’s at the end of their career.

Zerlein:

That’s, Buck French, the CEO of Fantex, go to Fantex.com find out a little more about what they’re about. And if you want involved then certainly jump in as well; list your email, your state they will have all the information available for you. Best of luck with the business—

French:

Thank You

Zerlein:

Best of Luck, ey, we hope Arian’s stock goes through the roof cause that means he’s playing good football.

French:

[Laughs] Exactly.

Zerlein:

I think we’re all on the same side of this one.

Clanton:

You know what? Houston could use that kind of news after last season.

French:

Oh yeah.

Zerlein:

Two wins after a two win season we all need Arian—hey, you wanna get Manzel and draft Manzel and we start sellin’ some Manzel stock, that will be fine too but—Buck, thanks for joining us we appreciate and enjoy your time here on radio row.

French:

Thank You, appreciate it.

Clanton:

Alright that is, Buck French, from Fantex.com and I remember when the story, initially came out, you know, the discussions that we had and everything’s going on with Arian—

* * * * *

Annex C

Transcript of CBS Sports.com interview with Will Brinson

DATE:	01/30/14
PROGRAM:	CBS Sports.com

Will Brinson, Interviewer:

We’re from CBSSports.com, live coverage of [inaudible] with Buck French, the CEO of Fantex. And for those who don’t know, Fantex is a company—it’s basically like the Dow Jones but for athletes, right?

Buck French, CEO of Fantex:

Correct—I mean, essentially.

Brinson:

And today is the—did you ring the opening bell?

French:

No, there’s no opening bell. Today we opened reservations and [inaudible]

Brinson:

So basically the gist is you’re going to invest real money in real athletes and the expectation [inaudible]

French:

No shorting, basically you’re buying ownership of the business [inaudible]

Brinson:

So if you [inaudible] Vernon Davis, he has a ton of Twitter followers, he’s a very smart and clever, marketable guy. [inaudible] You can buy into him on Fantex and then watch his stock soar, right?

French:

If his brand income keeps going up, yes.

Brinson:

Now, is it—what are the components of his value? And like, what it is he— [inaudible]

French:

So it’s really made up of his current playing contract, future playing contracts, endorsement deals, what he does in his post-career, so if he enters broadcasting or something like that, like all these people out here, then that will be included in it, as well.

Brinson:

Was the [inaudible]

French:

The SEC is doing their job to make sure that investors understand all the [inaudible]

Brinson:

Really. Would you say this is more or less dangerous and volatile than the actual stock market?

French:

I—you know, investors will have to make that determination on their own.

Brinson:

I’m just curious because I remember getting out of my [inaudible] and into [inaudible] suburban neighborhood. Which sounds terrible. I’m curious, because you look at this—where did you—how did this idea form?

French:

To be honest, [inaudible] co-founder David [inaudible] came up with the idea, he was working with John Elway, Michael Jordan, Wayne Gretzsky, [inaudible]

Brinson:

And are you getting a lot of interest, do you think you’re going to have a lot of people? Do people just sign up or do they just go and PayPal, fifty bucks buys them [inaudible]

French:

It’s a normal process if you’re setting up a brokerage account [inaudible] They sign up, and then wire some money [inaudible] You don’t need to have money sent in in order to reserve a share.

Brinson:

Are you expecting a big surge when Vernon Davis [inaudible]?

French:

You know, the market’s going to do what it’s going to do.

Brinson:

Okay, Buck. It’s a very cool concept, you can invest in Vernon Davis on Fantex.com, and check it out. We’re on radio [inaudible] so thanks, man, good stuff.

French:

Thanks, thanks a lot.

* * * * *

Annex D

Transcript of Mike Dempsey Show interview with Mike Dempsey

DATE:	01/30/14
PROGRAM:	Mike Dempsey Show

Mike Dempsey, Host:

Let’s go in three, two, one. A new kind of famous pop-up this year, they’re going to sell stock in Arian Foster. [inaudible] I’m not sure I do either. The company’s called Fantex, and Buck French is the CEO. Alright Buck, explain the concept. I know the Arian Foster deal is kind of on hiatus right now, and you’re rolling out Vernon Davis -

Buck French:

Today.

Dempsey:

Right. The IPO of Vernon Davis. Explain the concept.

French:

Sure so today people can go to Fantex.com and actually reserve shares, in a stock called Fantex Vernon Davis. How it works is we’re acquiring ten percent of Vernon Davis’ future income stream associated with his brand. So his current playing contract, future playing contract, his endorsements, what he does in his post-career, if he’s a broadcaster. In exchange for that ten percent we’re paying Vernon Davis four million dollars, and so we sign a contract that represents that, and then we’re turning it into a stock that’s linked to that contract and selling it on Fantex.com to investors. So you can own a security that’s linked to the value of performance of the Vernon Davis brand.

Dempsey:

How do you calculate Vernon Davis [inaudible]. He’s got to be worth at least that to you to have you pay off.

French:

Correct. So basically we forecast out how long his career potentially will be. We then look at what contracts, comparable contracts he would sign in that period. And then we look at his potential post-career, as well, and we value that. And we basically discount it all back into today’s terms, so in the present value, to get to forty. So example, the gross level we’ve forecasted out for Vernon to potentially make sixty-one million dollars. Including his current career and post-career. And because the risk of whether he realizes that or not, we discounted it back to forty million today.

Dempsey:

Is that basically your [inaudible].

French:

It depends on who it is, where they are in their career, different discount rates with different risks.

Dempsey:

How do you assess risk? I mean these guys risk, for me, every time they go out. But there’s risk in everything, I understand that. So how do you assess what the risk is for a tight-end player in the NFL, where guys are being tossed a bit lower and lower. Players will tell you they’re more afraid of a knee injury then they are a head injury. How do you do that?

French:

So basically it’s encapsulated in the discount rate, so the farther out the potential cash-flow is, the higher the discount rate because of the higher the probability that it’s not realized.

Dempsey:

[inaudible]

French:

Our goal is to work with athletes [inaudible], but athletes across the world of sports. We’ve obviously been talking to other athletes in other sports as well, so it’s not just NFL, but we are starting with the NFL because obviously it’s the largest fantasy sports market, it’s the largest sport in America. But our goal is to have other sports as well. For example, Jack Nicklaus just joined our advisory board, the legendary golfer. So golf is also one of those sports [inaudible]

Dempsey:

[inaudible] speculate on value [inaudible] short term, [inaudible]

French:

I think it’s just a natural starting point. This is a security that has a broader appeal, than just fantasy sports players. But those individuals obviously are doing the due diligence on the different players and understanding their potential. So we just think it’s the next natural progression.

Dempsey:

[inaudible]

French:

That’s the basic idea.

Dempsey:

Alright, thanks.

French:

Did you get it? Ok.

Dempsey:

I’m sure you’ve heard all this before. You’re here to put an end to my skepticism. Two years from now Fantex disappears, what happens to my money? What’s my security — I realize stocks are a volatile thing, there’s no guarantee with the stock market, but what level of security do I have that there will be a return if Vernon Davis continues to play [inaudible] the NFL?

French:

So if Fantex disappears, your money will disappear. I mean, it’s no different than any company that goes out of business, equity holdings and [inaudible], at the end of the day you’re buying a security that is in Fantex Inc. that’s linked to the contract. So it’s absolutely one of the risks associated with it. I would answer the question of that risk is look at the management team behind the company. We’ve all been very successful building businesses from scratch. So that would be one way to mitigate the risk, but there’s absolutely risk that is there.

Dempsey:

I’m just curious, I don’t know if it’s going to succeed or not, but I remember hearing about this initially and thinking, “You know what, I’m probably [inaudible]”. Don’t take my advice, when it comes to speculating on the market. [inaudible] Fantex by the way is F-A-N-T-E-X. You can just go on the website, you have all the business information. If I’m a potential investor, like I want to earn money on Vernon Davis or anyone else, is that the place to go?

French:

That’s the place to go. It’s Fantex.com. In there you’ll see, it articulates all the risks associated with the security, it is a registered security, or in the process of being a registered security I should say. So all of those things are disclosed, and promptly. So I —

Dempsey:

[inaudible] You don’t know! So —

French:

You don’t know.

Dempsey:

The website is Fantex.com, Buck French the CEO. Good luck to you, and Vernon, and the rest of the [inaudible]. Look with a situation like Vernon [inaudible], at what point do you say, we wait until [inaudible], or he’s medically cleared to be on the football field, [inaudible].

French:

Yeah, once he gets medically cleared, we’ll re-evaluate the situation, talk to him and decide what’s the best course of action.

Dempsey:

Is your plan to sell all the shares at ten dollars, and then just kind of have varying numbers of the shares?

French:

Yes.

Dempsey:

Ok. [inaudible]

French:

It’s going to be ten bucks.

Dempsey:

[inaudible]

French:

I was actually Mike, I’m very impressed that you got the other side of the equation. It’s not always the case with —

Dempsey:

[inaudible] alright? But I can take it. Buck French, CEO of Fantex Holdings. Good luck to you sir.

French:

Thanks Mike, I appreciate it.

Dempsey:

Alright, there you go [inaudible]. Appreciate it, man. Seriously, good luck.

French:

Thanks.

* * * * *

Annex E

Transcript of Sports Talk Network Sports Radio interview with Bill Michaels

MEDIA:	Radio
STATION:	WSSP-AM
MARKET:	MW: Milwaukee WI [34]
DATE:	1/30/2014
PROGRAM:	Bill Michaels

Bill Michaels, Host:

Joining us now, let’s get Buck down here. There you go. Sometimes you’re doing it on the fly. Buck, how you doing?

Buck French, CEO, Fantex:

I’m doing well, how are you?

Michaels:

I’m doing good. Buck—French is the last name, correct?

French:

Correct, yes.

Michaels:

All right, just making sure I got it right because I couldn’t read my own writing. And you’re the CEO of Fantex. Explain to people what Fantex is.

French:

Sure. So Fantex allows individuals to go to Fantex.com and actually—today we opened reserve shares in Fantex Vernon Davis, which is a security—

Michaels:

Okay.

French:

—A registered security with the SEC that’s linked to the value and performance of the Vernon Davis brand. So that encapsulates his playing contract, current and future, his endorsement deals—

Michaels:

So you’re buying stock in a player is what you’re doing, kind of?

French:

You’re buying stock that’s linked to the value of that player’s brand, yes.

Michaels:

So—I guess where did the concept for this come up?

French:

My fellow co-founder Dave Beirne actually came up with it about ten years ago.

Michaels:

Really?

French:

Yeah.

Michaels:

And it took you this long to get it done? Is it just that many lawyers involved, or what?

French:

We actually went full-speed on it about—started about two years ago.

Michaels:

Okay.

French:

Dave waited, because at the end of the day it’s about the right time and he didn’t feel the timing was right. But now we do.

Michaels:

So the players have to be with you and have to be kind of registered, so to speak, before fans can just start looking for them or?

French:

Yes. So we actually sign a contract—in this case with Vernon Davis—where we’re buying ten percent of his future income stream. In exchange, we’ll pay Vernon Davis $4 million.

Michaels:

Okay.

French:

And it’s that contract that we create the security around. So the security is linked to the value and the performance of that contract. So when Vernon makes money, based on his brand, that goes to Fantex and it gets attributed to the security.

Michaels:

So, eventually, if you get a guy like an Aaron Rodgers, who does so much, not only charity-wise but also commercially, contracts, things like that down the road, a guy like that would be somebody fans could buy kind of like stock in, correct?

French:

If Aaron Rodgers wanted to participate that—

Michaels:

I think you’d be glad to have him, wouldn’t you?

French:

He’s definitely an interesting potential.

Michaels:

Are you getting guys who are kind of lining up for this now?

French:

I mean, we’re talking to athletes across the world of sports, not just football. Like Jack Nicklaus just joined our advisory board.

Michaels:

Okay.

French:

So golf if another sport we’re interested in, baseball—internationally, these are all our goals, obviously. Right now we’re focused on Vernon.

Michaels:

Right.

French:

But over time our goal is to go across the world of sport and enter the entertainment sector as well.

Michaels:

Now, the player obviously gets money investment in this up front. You’re basically basing it on the future performance of what this player can do, whether it’s on the field or off the field and just their total earnings, correct? Am I understanding this?

French:

Correct. The security is linked to that performance both on and off the field, yes.

Michaels:

It’s amazing. And obviously going to other athletes in other sports. Now, do you look at, like, Olympic athletes and what their advertising potential is down the road? Because, obviously Sochi’s coming up, it’s right around the corner.

French:

Sure. So Olympic athletes, all athletes, as well as entertainers who can ultimately have a brand that sustains past their playing career, those are individuals we’re interested in working with.

Michaels:

I’m going to see a lot of Fantex shirts running around here all of a sudden, once people start getting that little logo on their jerseys?

French:

Maybe so, maybe so.

Michaels:

When you talk about how long it took you to do—the time is right, ten years ago the idea was concepted, now you’ve got it going. Why now?

French:

So a couple of reasons. One, I think the emergence of social media has created this mass communications tool to help develop brands, because at the end of the day, Fantex is about helping to build brands. And so having that free mass communications tool allows that to be cost effective. That didn’t exist, you know, several years ago. These little devices, smartphones—

Michaels:

Sure.

French:

—create a digital media center that an athlete or an entertainer can leverage, again, totally costless—well, almost.

Michaels:

For the most part, yeah.

French:

And so when you marry those things together, it just creates an opportunity to build a brand and reach an audience and develop an audience on a continual basis. And so that really gave us the idea that it was the right time to launch into this.

Michaels:

How did you get Vernon Davis? Because somebody’s got to be the guinea pig.

French:

Someone has to be first, that’s for sure. We met with Vernon and he’s very interested in developing his brand. He’s focused on not only being a great player on the field but off the field as well, and that’s his goal. His stated goal is to get to the Hall of Fame.

Michaels:

Right.

French:

And so at the end of the day, we believed—he believed this was a way to develop his brand, because if he could, in some way, create a connection through Fantex that would allow individuals to have an ownership interest that was linked to his brand, the ability to have those as advocates, if you will, because there’s an incentive, would help his brand ultimately.

Michaels:

If people want to find more information, they can go to Fantex?

French:

Fantex.com.

Michaels:

F-A-N-T-E-X?

French:

Dot com.

Michaels:

So they can find out more information there. One of the other things is, you know Lee Steinberg was here a little bit earlier, and Lee said it was getting that first guy on board, and making him money, then obviously money breeds money, and everybody wants a piece of it. Is it just that simple as getting one guy to come on board and say, ‘This’ll work?’

French:

Time will tell.

Michaels:

Okay.

French:

But it does have to start with one, and we believe—you know, working with Vernon’s fantastic and helping him to develop his brand, and at the end of the day, we need this to be successful, so Fantex is ultimately successful so others can come.

Michaels:

Now are you like an agent where you go to bed at night, now you lay your head on a pillow and pray to God you don’t get a call to find him, you know, shooting up a strip club or anything like that?

French:

Let’s just say I watch football on Sunday very differently now.

Michaels:

Yes, exactly, when you get clients that are out there. I tell you what, it’s fascinating. And again, if people want to find out more information, they can go to Fantex—T-E-X.com. Go to Fantex.com, and you can look into this. I’m going to kind of watch this, just to see how it grows, absolutely. So, what is the other business background that you guys have? Because obviously you just didn’t sit around a card table one night and said, let’s throw $4 million together and get Vernon Davis.

French:

Yeah, so the management team’s very experienced at building companies from scratch.

Michaels:

Okay.

French:

I’ve built several Silicon Valley tech startups successfully, and so have my other co-founders. So the management team’s kind of—this isn’t our first rodeo, at the end of the day.

Michaels:

Are you guys like sports geeks, is that the reason?

French:

You know, I love sports, but I’m not—I don’t play fantasy sports, I’m not a sports geek. We do have sports geeks working at the company who are into it, but I think it’s just a great opportunity to work with good people and develop their brands, and create a connection out in the marketplace. That’s really what it came down to.

Michaels:

And ultimately it’s all about the almighty green, and everybody makes a little bit of money and everybody’s happy.

French:

No one would complain.

Michaels:

Absolutely. I’ll tell you what, Buck, thanks for coming over for a little bit.

French:

Thank you, appreciate it.

Michaels:

And filling us in, there you go. If want more information, go to Fantex.com, F-A-N-T-E-X, Fantex.com.

* * * * *

Annex F

Transcript of CBS Sports STL Radio interview with Justin Boyd and Joe Roderick

MEDIA:	Client Supplied
DATE:	01/30/14
PROGRAM:	CBS Sports 920
SUBJECT:	Fantex CEO Buck French

Male Voice 1:

… right now sitting down with us at the table is Buck French of Fantex and it’s—it’s one of the—it’s one of those stories you heard a few months ago and it’s a very Fascinating story that you are allowing fans or people (inaudible) fans. They can buy stock in professional athletes.

Buck French, CEO, Fantex:

That’s correct we launch today the first offering—Fantex, Vernon Davis so you can go to Fantex dot com and actually reserve shares that are linked to the value and the performance of his brand.

Male Voice 1:

I see here, ten dollars per share is what you can get in on, Vernon Davis, right now?

Buck:

That’s correct.

Male Voice 1:

That seems low— that seems good, right?

Buck:

[Laughs] It all depends, how many shares.

Male Voice 1:

Right, yeah. So how does this work?  How can you—how do you buy stock in professional athletes?

Buck:

So, you’re technically buying stock in Fantex.inc. That security is the link to a contract that we sign with Vernon Davis. So, we value the Vernon Davis brand at 40 million dollars and so, in exchange for ten percent of his future income stream based on his playing contract, current, and future endorsements his post-career—(inaudible) radio host or a broadcaster he would in exchange have to provide ten percent of that income.

Male Voice 1:

So, this goes beyond all—beyond their playing days this is—

Buck:

Right

Male Voice 1:

—this is everything, so, really you could do a lot of research in this, like, you could kind of see early in a guy’s career and if they’re—if they become available, like, “Hey, that guy’s pretty (inaudible) meetings,” maybe he goes on to something else, maybe, like —try to find like the—well, Fox has the Superbowl this year, so, maybe like try to find like the next Troy Aikman, you know?

Buck:

Yeah, exactly, I mean at the end of the day it’s no different than looking at anything you’re investing in— is what’s the opportunity, what are the risks and the balances.

Male Voice 2:

What are the risks of—obviously, there’s risks in any investment but especially in professional athletes. I know you guys have done something with Gary (inaudible) in the past, you know—

Buck:

Mmmhmm

Male Voice 2:

…in the past, you know, if something if a career ending injury happens—if—if something like that happens what is the—you know—what can you do to protect yourself from that or I guess, is that the risk you’re willing to take (inaudible).

Buck:

A career ending injury is absolutely is a risk with the security, you know, there still can be a post career associated with that but there’s no doubt that, if a player’s career ends prematurely then their income stream is going to be impacted.

Male Voice 1:

What about off the field issues, because recently Arian Foster the story came out that there was accusations a few weeks ago and it turned out to be completely false, like, what kind of impact would something like that have?

Buck:

I think if we are vindicated, which, I’m not, you know—I know it’s still going on…

Male Voice 1:

Right.

Buck:

…but at the end of the day, off field issues is another risk associated, you know, cause it would—it could potentially, ultimately, impact the income stream through endorsements.

Male Voice 1:

How do you get the players to—or how do you make the decision on what players you’re going to be offering?

Buck:

So, we do due diligence on the players. We try to understand their background, what their goals are—(inaudible) partner with those athletes that we believe are dedicated to their brand both currently and in the post-career.  Ultimately, mistakes will be made but we hope that in the long run that people will ultimately develop the brand to a level of success.

Male Voice 2:

So, you know, we’re investing money in the stock market (inaudible) thing like that, you got your investments (inaudible). How are people tracking these sorts of things—on Fantex?

Buck:

Yes, you go to Fantex dot com —you’ll be able to actually have a portfolio one day, hopefully—of investments in different tracking stocks of these different brands that we end up working on.

Male Voice 2:

Are you guys trying to—I mean, obviously, Arian Foster and now Vernan Davis doing (inaudible), those are very established names but to try and bring in new younger (inaudible) just (inaudible) in the league. For instance, if I were looking to buy a stock, I might want to buy a stock in Johnny Football, you know, what I mean, or something like that, you know, trying to get guys, younger guys in—into this—into this thing. How are you guys trying to do that?

Buck:

So, we’re absolutely engaged with different brands different athletes that are at various degrees of their career early individuals—guys who are more in the mid to later stage of their career, like if Vernon (inaudible). You know, again it’s no different when you look at an investment—what’s the opportunity and risk of a more established guy like Vernon, already a pro bowl tight end maybe less volatile maybe not, you know, given that, you can see what his potentials for post-career (inaudible) he’s already doing things associated with it, versus a guy who’s earlier in his career where might have more offside but also more downside, I mean, you know, it’s—different stages, fit different people’s profiles.

Male Voice 1:

Buck French, joining us here, from Fantex—as Fantex.inc—as they are (inaudible) just starting today launching today. You could buy shares in Vernon Davis or Arian Foster. You said, at the beginning of the interview, you guys— you have Vernon Davis’s potential value at 40 Million dollars.

Buck:

Correct.

Male Voice 1:

The Superbowl on Sunday, Russell Wilson the quarterback, this past year, made half a million dollars, that was his salary this past year. He has a few endorsements right now but he still right now undervalued—underpaid, you could almost say, for what he’s making because of how far he slipped in the draft —out where he is right now.

Buck:

(inaudible)

Male Voice 1:

What kind of value—where do you put it on a guy like that, that’s not making that much money in the NFL?

Buck:

Well, it’s really about valuing the future (inaudible) for potential, so, in Vern, give you Vernon Davis example—we valued his gross future (inaudible) flow potential at 61 million across the span of what we analyzed and so we discounted that back for risk (inaudible) might not (inaudible), and so that how we came up with the 40 million, so, whether it’s Russell Wilson or any other player, at the end of the day, it’s about looking at that future (inaudible) stream not what they’re getting right now.

Male Voice 1:

Also, with a guy like Russell Wilson, there is the—there is the chance that maybe he wants to pursue a Baseball career too. Where would something like that (inaudible).

Buck:

Ah

Male Voice 1:

Is that risk? Is that added value, what is something like that— how is that (inaudible).

Buck:

I can’t speculate on that. I would say it’s a multi-dimensional aspect to his brand, that he’s more than just a (inaudible) football (inaudible) and we look for that and so we want more than just a great athlete, at the end of the day.

Male Voice 2:

What are the athlete’s benefits from (inaudible) Fantex, I mean, obviously, you know, you’re valuing (inaudible) future potential earnings (inaudible). How do you hook ‘em in to allow themselves to be part of something?

Buck:

Well, I think there’s really two aspects to it for an athlete; one is taking part of the risk off the table by selling a portion of it but really the main reason Vernon Davis (inaudible) was already established (inaudible) interest in doing this is about brand building. At the end of the day we help develop the brand, that’s what our business is about. Develop the brand with an eye toward the post-career. We want to develop an audience for them that’s beyond just an athlete following audience. That’s why we talked about multi-dimensional individuals. That’s really at the end of the day, I think the core reason (inaudible) us and we fairly compensate them as well for that— piece of income stream.

Male Voice 1:

How could fans go and buy shares?

Buck:

So, if you go to Fantex dot com starting today (inaudible) now you can actually reserve the shares in the Fantex Vernon Davis (inaudible).

Male Voice 1:

He is the CEO of Fantex holdings, Buck French, sitting down with us and giving us a few minutes of this time here on primetime. Buck, thank you so much.

Buck:

Thank You for having me.

* * * * *

Annex G

Transcript of The Horn interview with Steve Foster

STATION:	The Horn 104.9/ESPN San Antonio 1250 AM
DATE:	01/30/2014
PROGRAM:	Princeton Guy

Steve Foster:

We’re here with, Buck French, Co-Founder and CEO of Fantex and I’m an economics major from Princeton, so, I’m real interested in shares of Vernon Davis.

Buck French, CEO, Fantex:

Great, well, you know, today we opened up at Fantex com for the first time to offer shares that are linked to the value and performance and the brand of Vernon Davis, so, they’re available (inaudible).

Steve Foster:

What are they going for?

Buck:

So, each share is priced at ten dollars per share.

Steve Foster:

So, I can jus—how can I—how can I get a little Vernon Davis—I follow him on twitter, he follows me.

Buck:

So, you go to Fantex dot com, you setup a brokerage account and you can reserve those shares today.

Steve Foster:

And as the value increases, say, I buy five shares—let’s say, ten shares for one hundred dollars—

Buck:

Yup

Steve Foster:

How does it work from there?

Buck:

So, as Vernon Davis earns brand income, based on the contract that we signed with him, he pays us ten percent of what he makes in the future, based on his brand and in exchange as that comes through to us, we attribute ninety-five percent of that to the balance sheets (inaudible) shareholders.  Fantex, Vernon Davis is ultimately we intend to dividend out that money to the shareholders.

Steve Foster:

So, can I buy some for charity, per say, in a player, and then do it that way or I can actually keep the proceeds as a shareholder?

Buck:

Either one, whichever one you prefer.

Steve Foster:

Okay, how’d the idea of this come about?

Buck:

So, my fellow co-founder, Dave Burn, came up with the original idea that, you know, (inaudible) work with athletes—help them develop their brand. And one of the best ways to do that was to create an economic interest that was linked to the brand, for the general public at launch.

Steve Foster:

So, is it going to be limited to NFL players? NBA as well, Major League Baseball, celebrities, what, you know, do you thinkin’?

Buck:

So, our goal is to have athletes and entertainers—athletes across the world of sports and as well as, getting to the entertainment sector.

Steve Foster:

How did you value this ten dollar share for Vernan Davis?

Buck:

So, we looked at the future brand income stream associated with Vernan’s brand; playing contracts, current, future endorsements, his post career, (inaudible) a broadcaster what have you. We looked at a gross val—potential, which totaled around 61 million dollars and then we discounted that back (inaudible) major, I’m sure you’ve seen discounted cash flow—

Steve Foster:

Yes.

Buck:

—we applied, you know, discount rates to that to bring to present value of 40 million.

Steve Foster:

So, who would you say, just for example, would be the highest value of priced NFL player, right now? Would it be Payton Manning?

Buck:

I can’t even speculate. My guess is, it wouldn’t be Payton Manning, only because he’s on the backside, you know, near the end of his career, so, but it’s impossible to spe—I wouldn—I wouldn’t (inaudible) guess.

Steve Foster:

No doubt, and what are your plans? How many more players are you going to value (inaudible) as you’ve gone public, so to speak?

Buck:

So, our goal is to continue to sign players, not just NFL players but in other sports as well and as they come, I’d be happy to tell you about it.

Steve Foster:

Excellent, and where can folks go to get this information and start joining the Vernon Davis shareholder train?

Buck:

[Laughs] They can go to Fantex dot com.

Steve Foster:

Awesome, and we look forward —I am absolutely going to check into this. I (inaudible) a fantastic way to combine economics for the fan, with sports and the entertainment world. And I think—especially, giving back value to the fan that purchased the shares—that’d be awesome.

Buck:

Great, I appreciate the support.

Steve Foster:

Absolute, thank you for your time, Buck French, co-founder and CEO of Fantex, you can go to Fantex dot com and learn all about this fun, eventful and interactive way of being a shareholder with celebrities (inaudible).

Buck:

Thank You.

Steve Foster:

Thank You.

Buck:

Great, thanks man—appreciate it, appreciate it—appreciate the support.

Steve Foster:

Appreciate this (inaudible) sure, this is awesome, man.

Buck:

Yeah.

* * * * *

Annex H

Transcript of Sid Rosenberg Show interview with Sid Rosenberg

STATION:	Sid Rosenberg Show
DATE:	01/30/2014
SHOW:	Sid Rosenberg

Sid Rosenberg:

Back here live on Radio Row (inaudible) Sid Rosenberg show continues continous, coverage (inaudible) up to Sunday’s match-up between the Seahawks and the Broncos in Superbowl forty (inaudible). My buddy Gil (inaudible) young lady to him (inaudible) very attractive (inaudible) and she’s walking around (inaudible) this guy—um—Buck French, Okay? And she says, “Listen here’s the deal, he’s workin’ with Fantex and with these guys now you can actually invest in individual players where as you can buy stock in the packers for example now you can do it with the individual players.” I goes, “(inaudible),” so, we’re going to welcome in, Buck French, to the show. How are you?

Buck French, CEO, Fantex:

Good Sid, how are you? Thanks for having me.

Sid:

I’m doing well. Now, give me just a Reader’s Digest version (inaudible) exactly (inaudible) guys at Fantex are doing and why my listeners will be interested.

Buck:

So, we announced today (inaudible) go to Fantex dot com to reserve shares—securities that’s linked to (inaudible) brand contract signed with Vernon Davis. Which (inaudible) plain contract, current, future endorsements, post career in exchange (inaudible) million dollars (inaudible).

Sid:

(inaudible), years and years ago when I started with Mike Lee (inaudible) started sports line USA which is now (inaudible) dot com and he (inaudible) superstars site and he would employ Michael Jordan and Tiger Woods and Pete (inaudible), and Shaquille O’neil, he would pay them off with stock. Here, what you’re saying though is—(inaudible) stock (inaudible) lots and lots of money. Here, you’re actually hoping to generate money from the public, in order to pay Vernon Davis and I think Arian Foster, as well, right?

Buck:

(inaudible) we postponed Arian (inaudible) he got hurt, so, Vernon’s the first one. And, yes, we’re (inaudible) ten percent of his future income stream and then our job is to work with him and build the brand bigger than it ever was (inaudible).

Sid:

Alright, now, next question is, there’s got to be an IPO (inaudible), basically, what’s going to happen is, you’re going to go out there and on the market be able to buy stock in Vernon Davis, whether, it’s Vernon Davis and five or ten other players. Does that IPO number change? Does the amount of stocks change? How do you guys quantify and figure all that stuff out?

Buck:

So, based on the value, in this case, we value Vernon Davis’s brand at 40 million dollars but each player or athlete, might have a different (inaudible) value and that will drive the (inaudible) shares that we offer.

Sid:

Okay, right now I think I was told the IPO—you get a piece of Vernon Davis, is gonna cost me ten bucks. Is that right?

Buck:

It’s ten bucks per share, correct.

Sid:

Okay and now who actually—the money you came up with (inaudible) million you said, that is considering (inaudible) all the endorsements; everything you guys (inaudible) year. Who comes up with that money?  Like a cap(inaudible) figures all that stuff out?

Buck:

Yeah, so we have some quant guys, who will and they figure out how long he’s gonna play. They forecast comparable players based that. Who is like him?  What did they earn in that point in their career?

(Inaudible) lookout, at a gross level did he make? In Vernon’s case we thought he has the potential to make 61 million dollars and then we dis(inaudible) the risk in the present value terms which is how we come up with 40 million.

Sid:

(Inaudible) Now, you have to work through his agent and his agent, I guess, would actually agree with that, right? Because officially buying a piece of that point (inaudible) his property, as well.

Buck:

Well, it’s no one’s property, it’s the income stream, we do work with the agent, as well as, business managers and marketing individuals (inaudible) to come up with the valuation and ultimately (inaudible).

Sid:

Now, Vernon Davis (inaudible) great player, great lookin’ guy, great body, the whole thing; San Francisco 49ers, we know that. Will you now wait to see how this whole deal goes with Vernon Davis before getting other guys to do this or while you’re raising money for Vernon Davis, will you add more players to this (inaudible) of people (inaudible) investing?

Buck:

So, our goal is to (inaudible) different players across the world of sports.

Sid:

And would that be current and retired players or I imagine a guy like, Dan Marino, is worth tons and tons of money, he’s on television. Guy’s like that— is that something you—you’re going to try to do, as well?

Buck:

Sure, sure (inaudible) at the end of the day, it’s about the brand and what the income that is being generated off of it. So, people like, Dan Marino, and others (inaudible) brand and an audience (inaudible) marketplace where you look at potential (inaudible).

Sid:

(inaudible) just football or are you looking to branch out to baseball, basketball, hockey, you know, Nascar, (inaudible)?

Buck:

Oh, yeah, we’re looking to go across the world of sports (inaudible).

Sid:

How about radio? What would you—?

Buck:

[Laughs]

Sid:

You got to figure it out very very quickly, okay? Vernon Davis, you (inaudible) to make, you said, 61 million dollars?

Buck:

Potentially, yes.

Sid:

Potentially, 61 million—what would Sid, what is Sid Rosenberg’s potential?

Buck:

I—I don—[laughs]—That’s a great question, I have no idea.

Sid:

Oh, believe me it is, trust me. I don’t even want you to answer that question, cause I have no idea either. But the beauty about this is that eventually you can do this with just about anybody in any profession, if there’s value there. We may see a day where everybody, heck, I don’t know, Leonardo Dicaprio, who’s making hundreds of millions of dollars. See, if you told me to invest in one person right now, in any field, anywhere, my money’s on Leo.

Buck:

And there lies a market, right? Different people, different perspectives.

Sid:

Well, you know, if you really think about it, you guys (inaudible) have a lot of fun with this and there’s a broad area of people you can go to. There’s a thing about (inaudible) Superbowl with football (inaudible) into this and I do sports talk radio (inaudible) explain to people all the time, that in the big scheme of things, in the real world, okay, the world is not one (inaudible) for as many people that think that sports is everything, there’s fifty other people watching, Real House Wives of —whatever—you’re better off with Ni-Ni, than with Vernon Davis, to be honest with you.

Buck:

[Laughs]

Sid:

So, that is something, I guess Fantex, (inaudible) looked at or really it’s just basically just sports.

Buck:

No, it’s not just sports we absolutely (inaudible) look into the entertainment sector, as well.

Sid:

You should pay me to be the consultant, is what I’m saying to you because I’ve got great ideas. (inaudible) my ideas (inaudible).

Buck:

And help your—and help your branding (inaudible) overall value (inaudible).

Sid:

[Laughs] Alright, so, one more time here, from (inaudible) Fantex. For people that would like to get involved, buy stock in Vernon Davis (inaudible). What exactly do they have to do?

Buck:

So, they’d go to Fantex dot com and they setup an account and they reserve shares.

Sid:

It’s really as simple as that.

Unknown Woman:

Simple as—

Buck:

Pretty Straight forward, they should understand the risks; the pros and cons of Security (inaudible) pretty straight forward.

Sid:

So, if I call my agent (inaudible) say, “Listen, (inaudible) I want to invest in Vernon Davis,” (inaudible) says, “Hold on, a second I have no idea what Vernon Davis is, okay, I’m (inaudible) my money but I don’t watch football.” Is there a place you can go (inaudible) Fantex, read about Vernon Davis read about what he’s done read about all these things (inaudible) future endeavors (inaudible) learn more about that particular product or guy, for that matter?

Buck:

At Fantex dot com, absolutely, and we (inaudible) investing to read (inaudible). They can understand the pros and the cons of what they’re doing.

Sid:

I think it’s actually pretty cool, it sounds like fun stuff (inaudible). Wish you the best of success nice meeting you, Buck, good luck, on all the way and hopefully next year we’re talking about (inaudible) players maybe 50 players, a hundred players and this thing takes off. That is, Buck French, Fantex dot com, check it out today and buy your stock

* * * * *

Annex I

Transcript of Bloomberg Radio interview with Pimm Fox and Carol Massar

MEDIA:	Radio
STATION:	WBBR-AM
MARKET:	NT: National
DATE:	01/30/14
PROGRAM:	Paul Brennan (Producer) PimmFox (Host)

Pimm Fox, Host:

This is Taking Stock on Bloomberg. I’m Pimm Fox—my co-host, Carol Massar, we are broadcasting from radio row media center, Superbowl XLVIII (inaudible) Sheraton Times Square (inaudible)—

Carol Massar, Co-Host:

(inaudible) crazy place.

Fox:

Yes, it is, filled with all manner of media intelligence.

Massar:

I like that.

Fox:

You, see?

Massar:

And other forms of intelligence.

Fox:

Yes, and we have one with us. This is a gentleman who has managed to found several companies and then other people have thought, “I’d like to buy that,” so, (inaudible) credibility with, Buck French. He is the chief executive and co-founder of Fantex Holdings. He spends most of his time in San Francisco but he’s here with us on radio row, today, Buck, thanks you very much for coming here.

Buck French, CEO, Fantex:

Thanks for having me.

Fox:

Why, come here? Boy, I mean, don’t you just want to put your feet up and—what—what’s your connection—

Massar:

(Inaudible) brands, aren’t ya?

Fox:

You are, you’re looking for, people, for brands, tell people what you’re doing here.

French:

Yeah, so, we launch today the offering for, Fantex Vernon Davis, so, we’re selling a security on Fantex.com where individuals can buy stock that’s linked to the value and the performance of a brand contract that we signed with Vernon Davis. So, we’re acquiring ten percent of Vernon Davis’s future brand income, playing contract, current and future endorsements, his post career opportunities he might have, say, he become a broadcaster—

Massar:

Right.

French:

—in exchange for the ten percent, we’re pulling 4 million dollars.

Massar:

And he’s a tight end with the San Francisco 49ers.

French:

Correct.

Massar:

So, you’re tryin’—you—we’re gonna hope, he does well—

French:

(inaudible) do.

Massar:

—you do well and investors can do well.

French:

That’s the goal.

Massar:

It’s like an interesting model. [Laughs]

French:

Thank You. [Laughs]

Fox:

How does this-I—I—but I want to understand a little bit about the way in which, you know, you kind of, arrived at this point because (inaudible) technology entrepreneur and (inaudible) right, OnLink?

French:

Yes, correct.

Fox:

Where did—what happened to that—Tom Siebel—what—

French:

Siebel Systems bought it for 609 million.

Fox:

Not so bad, right?

French:

(inaudible)

Fox:

And then you—

Massar:

That’s a good day.

Fox:

(inaudible)

French:

Very Fortunate

Fox:

And that was not good enough.

French:

Yes.

Fox:

So, then (inaudible) Securify.

French:

Correct.

Fox:

What happened there?

French:

I sold that to—we sold to Secure Computing, another public company.

Fox:

Yeah, so, how did you make this jump? Why go from something like that, to sports and, and—

French:

You know, myself and a team and my fellow co-founders, we love building stuff, and—

Fox:

Okay, but why this? Where did the idea come from?

French:

It seems like a pretty fun environment to me.

Fox:

—you always into sports?

French:

You know, I played lacrosse at West Point and I’m— I enjoy sports but I’m not a sports—I don’t play fantasy sports or what have you.

Fox:

Okay.

French:

(inaudible), saw a very unique opportunity to create a company that helped athletes and entertainers build sustainable brands.

Massar:

Yeah.

French:

We thought the best way to initially lay that foundation, was to, create a marketplace that you could then sell an economic interest in the brand, that’s linked to the brand because ultimately we believe that, you know, you marry that level of advocacy because I have some level of ownership interest—

Massar:

Yeah.

French:

—that’s linked to the brand—that then, you could actually help build the brand faster.

Massar:

Well, that’s a great point, so, what goes into kind of managing that brand—to make sure that the brand does well?  And ultimately the folks that invest in this they’re going to do well?

French:

Exactly, so, you know, we can’t help Vernon Davis become a better football player, per say, but we can, absolutely, help highlight other attributes associated with his brand, that are bigger than being a pro-bowl tight end for the 49ers.

Massar:

Yeah.

French:

And, so, we help him through that process. There’s a brand video up on Fantex dot com right now, that kind of highlights some of those attributes in different, you know, the multidimensional aspect of that brand so—

Massar:

But, so, are you working with, like, agents and advertisers? Is this part of getting the brand value out there?

French:

We work with the team that Vernon currently has, that activates the brand but our goal is to generate greater awareness, which then would lead to more activation.

Fox:

Are you getting—what’s been the responses (inaudible) sports agents? I thought is what’s—

French:

(inaudible) [Laughs]

Fox:

I saw, Jerry Maguire, I mean—is—

Massar:

Show me the money.

Fox:

Isn’t this what they do? Or is this where you’re say, “Alright, this is a new world now technology is gonna take some of your profits?”

French:

Their sports agents, actually, help with their contract with—see the team. That’s not what we’re involved in. The sports marketing side of the equation, helps do the activation, so, the sponsors that you see here—very few of them actually work with generating the awareness. The awareness is generated through their sport—that’s all well and good. The problem is, from a brand perspective, is when you’re no longer an athlete, then your brand will diminish your dye, and so, our whole purpose is to work with the brand—help show and highlight those other attributes that are beyond just being a great player. He’s a very interesting—you know—he owns an art gallery, he has other attributes beyond just—

Massar:

There’s more to it.

French:

There’s more to him than just football.

Massar:

Just got like ten seconds here, Buck, do—are you hoping to do this with other players, I’m assuming?

French:

Our goal is to work with other athletes across different sports, absolutely.

Massar:

Good stuff, keep us posted on how it’s going.

French:

I will. Thanks for Having me.

Massar:

(inaudible) thanks (inaudible) time. Buck French , he’s chief executive officer and co-founder at Fantex Holdings that’s (inaudible) normally in San Francisco but he’s part of this crazy party that’s going on at radio row, Buck, Thank You.

French:

Thanks.

* * * * *